Exhibit 1.1

UNDERWRITING AGREEMENT

May 27, 2015

Cott Corporation

5519 W. Idlewild Avenue

Tampa, Florida

United States 33634

Attention: Mr. Jerry Fowden, Chief Executive Officer

We understand that Cott Corporation (the “Company”) desires to issue and sell to the Underwriters (as defined below) 14,100,000 common shares of the Company (“Common Shares”) at a price of U.S.$9.25 per Common Share (the “Purchased Shares”).

We also understand that the Company desires to grant the Underwriters an over-allotment option (the “Over-Allotment Option”) for the purpose of satisfying over-allotments, if any, and for market stabilization purposes by the Underwriters. The Over-Allotment Option shall entitle the Underwriters to purchase up to an additional 2,115,000 Common Shares (each, an “Option Share” and, collectively, the “Option Shares”) at a price of U.S.$9.25 per Option Share (“Option Share Purchase Price”). The Over-Allotment Option may be exercised in whole or in part at any time by the Co-Lead Underwriters (as defined below), on behalf of the Underwriters, by providing the Company with not less than two (2) Business Days’ (as defined below) notice in writing, at any time prior to the day that is 30 days from the Closing Date (as defined below) (the “Option Expiry Date”) specifying the number of Option Shares in respect of which the Over-Allotment Option is at such time being exercised. The Over-Allotment Option closing time (the “Option Closing Time”) shall be determined by the Co-Lead Underwriters, on behalf of the Underwriters, but shall not be earlier than two (2) Business Days or later than five (5) Business Days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date (as defined below) and may not be later than the Option Expiry Date.

The Purchased Shares and, to the extent that the Over-Allotment Option is exercised, the applicable Option Shares, are collectively referred to as the “Offered Shares”.

We further understand that the Company has filed a Canadian Shelf Prospectus (as defined below) and a U.S. Base Prospectus (as defined below) relating to, inter alia, the issuance of the Offered Shares and is prepared:

(i)	to authorize, issue and sell the Offered Shares; and

(ii)	to prepare and file, without delay, Prospectus Supplements (as defined below) and all necessary related documents in order to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions (as defined below).

CIBC World Markets Inc. (“CIBC”), Barclays Capital Canada Inc. (“Barclays” and together with CIBC, the “Co-Lead Underwriters”), Wells Fargo Securities, LLC (“Wells Fargo”), BMO Nesbitt Burns Inc. (“BMO”) and RBC Dominion Securities Inc. (“RBC” and together with CIBC, Barclays, Wells Fargo and BMO, the “Underwriters”), severally and not jointly (or jointly and severally), offer to purchase from the Company, upon and subject to the terms and conditions contained herein, and by its acceptance hereof, and (i) the Company agrees to issue and sell to the Underwriters, at the Closing Time (as defined below), the Purchased Shares at an aggregate purchase price of U.S.$130,425,000 (the “Gross Proceeds”), and (ii) in the event and to the extent that the Co-Lead Underwriters, on behalf of the Underwriters, shall exercise the Over-Allotment Option, the Company agrees to issue and sell to the Underwriters, at the Option Closing Time, the applicable Option Shares at the Option Share Purchase Price.

In consideration of the Underwriters’ agreement to purchase the Offered Shares, which will result from the Company’s acceptance of this offer and in consideration of the services to be rendered by the Underwriters in connection therewith, including assisting in preparing documentation relating to the Offered Shares, including the Prospectus Supplements, distributing the Offered Shares to the public directly and through other investment dealers and brokers and performing administrative work in connection with the distribution of the Offered Shares, the Company agrees to pay to the Co-Lead Underwriters, on behalf of the Underwriters, an underwriting fee (the “Underwriting Fee”) equal to 4.0% of the Gross Proceeds and of the aggregate Option Share Purchase Price, being an aggregate fee of U.S.$5,217,000 (if the Over-Allotment Option is not exercised) and of U.S.$5,999,550 (if the Over-Allotment Option is exercised in full).

The Offered Shares will be distributed in the Qualifying Jurisdictions by the Underwriters pursuant to the Canadian Prospectus Supplement (as defined below) and pursuant to the U.S. Prospectus (as defined below), and in jurisdictions other than the Qualifying Jurisdictions (the “Other Jurisdictions”) wherein the filing of a prospectus, registration statement or any other notice or document with respect to the distribution of the Offered Shares in such Other Jurisdictions shall not be required.

Terms and Conditions

1	Definitions and Interpretation

1.1	Whenever used in this Agreement:

“1934 Act” or “Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Agreement” means the agreement resulting from the acceptance by the Company and the Underwriters of the terms of this underwriting agreement;

“Aimia BAR” means the Company’s business acquisition report re-filed on SEDAR on May 11, 2015 in respect of the acquisition of Aimia Foods Holdings Limited completed on May 30, 2014;

“Annual Report” means the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2015, filed in lieu of an annual information form, filed on SEDAR on March 4, 2015;

“Amendment” means, as applicable, any amendment to the Registration Statement, U.S. Base Prospectus, the Canadian Shelf Prospectus, or any Prospectus Supplement, which shall include all documents subsequently filed by the Company with the SEC pursuant to the 1934 Act that are deemed to be incorporated by reference therein;

“Applicable Time” means 9:35 a.m. (New York City time) May 27, 2015;

“Barclays” has the meaning ascribed thereto above;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory or legal holiday in Toronto or New York;

“Canadian Prospectus Supplement” means the prospectus supplement of the Company to be filed with the OSC to supplement the Canadian Shelf Prospectus to qualify the Offered Shares for distribution in the Qualifying Provinces including the Documents Incorporated by Reference;

“Canadian Prospectus” means the Canadian Shelf Prospectus and the Canadian Prospectus Supplement and the documents incorporated by reference therein;

“Canadian Securities Laws” means, collectively, and as the context may require, the securities legislation, regulations and the policies of the Canadian Securities Regulators including, without limitation, National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces, and “Canadian Securities Regulator” means any one of them;

“Canadian Shelf Prospectus” means the (final) short form base shelf prospectus of the Company dated May 19, 2015 filed with the OSC, including the documents incorporated by reference therein;

“CIBC” has the meaning ascribed thereto above;

“Claim” has the meaning ascribed thereto in Section 9.2;

“Closing Date” means June 3, 2015 or such other date as the Company and the Underwriters may mutually agree upon in writing but, in any event, not later than June 10, 2015;

“Closing Time” means 8:00 a.m., Toronto time, on the Closing Date, or such other time on the Closing Date as the Company and the Underwriters may mutually agree upon in writing;

“Co-Lead Underwriters” has the meaning ascribed thereto above;

“Common Shares” has the meaning ascribed thereto above;

“Company” means Cott Corporation;

“Continuing Underwriters” has the meaning ascribed thereto in Section 12.2;

“Cott’s Auditors” has the meaning ascribed thereto in Section 4.3.1;

“Delivery Date” means either the Closing Date or the date of the Option Closing Time, as the context requires.

“distribution” means a “distribution” or “distribution to the public” within the meaning of such terms under Securities Laws;

“Documents Incorporated by Reference” means the (i) Annual Report, (ii) the Company’s audited comparative consolidated financial statements prepared in accordance with U.S. GAAP as at and for the fiscal year ended January 3, 2015, together with the auditors’ report thereon, re-filed on SEDAR on May 15, 2015; (iii) the Company’s management’s discussion and analysis of financial condition and results of operations as at and for the fiscal year ended January 3, 2015, filed on SEDAR on March 4, 2015; (iv) the Company’s unaudited consolidated financial statements prepared in accordance with U.S. GAAP as at and for the three months ended April 4, 2015, filed on SEDAR on May 15, 2015; (v) the Company’s management’s discussion and analysis of financial condition and results of operations as at and for the three months ended April 4, 2015, filed on SEDAR on May 15, 2015; (vi) the Management Proxy Circular; (vi) the DSS Bar; (vii) the Aimia BAR, (viii) all material change reports and current reports of the Company (other than confidential reports) filed with the securities commissions or other regulatory bodies on or after the date of the above noted audited comparative consolidated financial statements, and on or before the Closing Time; and (ix) any other documents required or deemed to be incorporated by reference in the Canadian Prospectus Supplement in accordance with applicable Canadian Securities Laws;

“DSS BAR” means the Company’s business acquisition report filed on SEDAR on February 24, 2015 in respect of the acquisition of DSS Group, Inc., parent company to DS Services of America, Inc. on December 12, 2014;

“DSS’s Auditors” has the meaning ascribed thereto in Section 4.3.2;

“Effective Date” means the date and time as of which the Registration Statement became, or is deemed to have become, effective by the Commission in accordance with the rules and regulations under the Securities Act;

“Equity Issuance Marketing Materials” means the document dated May 26, 2015 entitled “Bought Treasury Offering of Common Shares – Term Sheet” that constitutes the Template Version of Marketing Materials that is required to be filed with the Canadian Securities Regulators in accordance with National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators;

“Environmental Laws” has the meaning ascribed thereto in Section 6.1.44;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Financial Information” means any financial statement, auditors’ reports, accounting data and other numerical data contained in the U.S. Base Prospectus, the Canadian Prospectus, the Supplemented Prospectus or any document incorporated by reference therein;

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Securities Act;

“Governmental Body” means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

“Gross Proceeds” has the meaning ascribed thereto above;

“Hazardous Materials” has the meaning ascribed thereto in Section 6.1.44;

“Indemnified Party” has the meaning ascribed thereto in Section 9.1;

“Indemnifying Party” has the meaning ascribed thereto in Section 9.1;

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

“Judgment Currency” has the meaning ascribed thereto in Section 23;

“Law” means any and all laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Body, binding on or affecting the Person referred to in the context in which the term is used;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“Lock-Up Agreements” has the meaning ascribed thereto in Section 15;

“Management Proxy Circular” means the Company’s proxy circular dated March 26, 2015 prepared in connection with the Company’s annual and special meeting of shareowners held on May 5, 2015, filed on SEDAR on March 26, 2015;

“Marketing Materials” has the meaning ascribed thereto in NI 41-101;

“Material Adverse Effect” has the meaning ascribed thereto in Section 6.1.11(B);

“Material Subsidiaries” mean, collectively, Cott Beverages Inc., DSS Group, Inc., Cliffstar LLC; and Cott Beverages Limited.;

“NI 33-105” means National Instrument 33-105 – Underwriting Conflicts of the Canadian Securities Administrators and includes without limitation any successor national instrument and companion policy to National Instrument 33-105;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators;

“NYSE” means the New York Stock Exchange;

“OFAC” has the meaning ascribed thereto in Section 6.1.56;

“Offered Shares” has the meaning ascribed thereto above;

“Offering Jurisdictions” means the Qualifying Jurisdictions and the Other Jurisdictions;

“Option Closing Time” has the meaning ascribed thereto above;

“Option Expiry Date” has the meaning ascribed thereto above;

“Option Share Purchase Price” has the meaning ascribed thereto above;

“Option Shares” has the meaning ascribed thereto above;

“Other Jurisdictions” has the meaning ascribed thereto above;

“OSC” means the Ontario Securities Commission;

“Over-Allotment Option” has the meaning ascribed thereto above;

“Owned Real Property” has the meaning ascribed thereto in Section 6.1.40;

“Passport Procedures” means, collectively, the procedures provided for under Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions among the Canadian Securities Regulators in each of the provinces and territories of Canada;

“PCAOB” has the meaning ascribed thereto in Section 4.3.1;

“Permitted Liens” means (i) Liens for taxes and other obligations owing to Governmental Bodies and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (ii) Liens imposed by Law and incurred in the ordinary course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, (iv) easements, restrictions and reservations of record, if any, that do not materially detract from the value of or materially impair the use of the property affected, (v) building and zoning by-laws, Laws, ordinances and regulations that do not materially detract from the value of or materially impair the use of the property affected, (vi) Liens securing indebtedness reflected in the Financial Information, and (vii) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections;

“Person” or “person” means any individual, partnership, limited partnership, joint venture, sole proprietorship, company or corporation, trust, trustee, unincorporated organization, a government or an agency or political subdivision thereof;

“Pricing Disclosure Package” means, as of the Applicable Time, the U.S. Base Prospectus, together with the Issuer Free Writing Prospectus included in Schedule “A” hereto and any other Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

“Prospectus Supplements” means together, the Canadian Prospectus Supplement and the U.S. Prospectus;

“Purchased Shares” has the meaning ascribed thereto above;

“Qualification Deadline” means 11:00 p.m. Toronto time on May 28, 2015 or such later date and time as the Company and the Co-Lead Underwriters may mutually agree upon in writing;

“Qualifying Jurisdictions” means the United States and the Qualifying Provinces;

“Qualifying Provinces” means each of the provinces of Canada, except Québec, and excludes all the territories of Canada;

“Refusing Underwriter” has the meaning ascribed thereto in Section 12.2;

“Registration Statement” means the Company’s registration statement on form S-3, as amended as of the Effective Date, including any preliminary prospectus or the U.S. Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

“SEC” or “Commission” means the Securities Exchange Commission of the United States;

“Securities Act” means the Securities Act of 1933, as amended;

“Securities Laws” means collectively, and, as the context may require, Canadian Securities Laws and/or U.S. Securities Laws;

“Selling Firm(s)” has the meaning ascribed thereto in Section 2.2;

“Stock Exchanges” means the TSX and the NYSE;

“Supplementary Material” means, collectively, all supplemental or additional or ancillary material, information, evidence, returns, reports, applications, statements or documents related to the Canadian Shelf Prospectus, the U.S. Base Prospectus, the Prospectus Supplements or any Amendment;

“Supplemented Prospectus” means collectively, the Canadian Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement and the U.S. Base Prospectus, as supplemented by the U.S. Prospectus;

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder;

“Template Version” has the meaning ascribed thereto in NI 41-101.

“TMX Group” has the meaning ascribed thereto in Section 20;

“TSX” means the Toronto Stock Exchange;

“Transaction Documents” means all documents executed or delivered or to be executed or delivered pursuant to the distribution of the Offered Shares and this Agreement;

“Underwriter Defaulted Shares” has the meaning ascribed thereto in Section 12.2;

“Underwriters” has the meaning ascribed thereto above;

“Underwriters’ Disclosure” means disclosure relating solely to and provided in writing by the Underwriters or any of them and any other disclosure provided in writing to the Company by or on behalf of the Underwriters for inclusion in the applicable disclosure document;

“Underwriting Fee” has the meaning ascribed thereto above;

“U.S. Base Prospectus” means the U.S. base prospectus, dated May 26, 2015, contained in the Registration Statement at the Execution Time;

“U.S. GAAP” means generally accepted accounting principles of the United States;

“U.S. Prospectus” means the final prospectus relating to the offer and sale of the Offered Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

1.2	Whenever used in this Agreement, the terms “associate”, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws, and the terms “affiliate” and “subsidiary” shall have the meanings given to such terms in the Business Corporations Act (Canada).

1.3	Any reference to the “U.S. Prospectus” shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the U.S. Prospectus. Any reference to any amendment or supplement to the U.S. Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of the U.S. Prospectus, and before the date of such amendment or supplement and incorporated by reference in the U.S. Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.

1.4	Any reference in this Agreement to a designated “Section”, “Paragraph” or other subdivision refers to the designated section, paragraph or other subdivision of this Agreement.

1.5	The words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

1.6	The word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

1.7	Any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation.

1.8	Any reference to “party” or “parties” means the Company, the Underwriters, or both, as the context requires.

1.9	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.10	Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

1.11	All references to monetary amounts in this Agreement are to the lawful money of the United States.

2	Covenants of the Underwriters

Each of the Underwriters, severally and not jointly (or jointly and severally), represents, warrants, covenants and agrees with the Company that:

2.1	except as disclosed in the Canadian Prospectus, the Company is not a “related issuer” or “connected issuer” of any Underwriter; and each Underwriter, any “related issuer” of such Underwriter or the directors, officers or partners of such Underwriter or of any “related issuer” of such Underwriter is not a person to which the Company or any “related issuer” of the Company, or with which the Company or any “related issuer” of the Company has any other relationship for which disclosure in the Canadian Prospectus is required under NI 33-105 (“related issuer” and “connected issuer” have the meanings ascribed thereto in NI 33-105);

2.2

they may offer the Offered Shares for sale to the public in the Qualifying Jurisdictions on behalf of the Company, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by and in accordance with applicable Securities Laws, upon the terms and conditions set forth in the Supplemented Prospectus and in this Agreement and that each of them and the Selling Firms will not, directly or indirectly, offer Offered Shares for sale in any jurisdiction, other than the Qualifying Jurisdictions, that would require the filing of a prospectus, registration statement, offering memorandum or similar document or would result in the

Company having any reporting or other obligation in such jurisdiction; it shall ensure that each Selling Firm, prior to its appointment as such, has delivered to the Underwriters a representation to the effect that the Company is not a “related issuer” of such Selling Firm, and that each Selling Firm, any “related issuer” of such Selling Firm and the directors, officers or partners of such Selling Firm and of any “related issuer” of such Selling Firm, is not a person to which the Company or any “related issuer” of the Company owes any indebtedness or with which the Company or any “related issuer” of the Company has any other relationship, unless the Underwriters and the Company have agreed that the Company is not a “related issuer” or a “connected issuer” of such Selling Firm. For the purposes of the preceding sentence, “related issuer” and “connected issuer” have the meanings ascribed thereto in NI 33-105. The Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in each of the Qualifying Provinces (under Passport Procedures) where (i) a receipt or similar document for the Canadian Shelf Prospectus has been obtained from the applicable securities regulatory authority following the filing of the Canadian Shelf Prospectus under Passport Procedures; and (ii) the Canadian Prospectus Supplement has been filed under Passport Procedures, unless the Underwriters receive written notice to the contrary from the Company or the applicable securities commission or other similar securities regulatory authority in any of the Qualifying Jurisdictions;

2.3	from the date of commencement of distribution of the Common Shares to the date such distribution ceases, they will: (i) not provide to any potential investors of the Common Shares any “green sheet” relating to the Offering or any Marketing Materials without the prior approval by the Company of the Template Version of such Marketing Materials, such approval to be evidenced by a written agreement between the Company and the Co-Lead Underwriters on behalf of the Underwriters; provided, for greater certainty, that the Equity Issuance Marketing Materials were approved by the Company and CIBC on behalf of the Underwriters pursuant to a written agreement on May 26, 2015; and (ii) provide a copy of the Canadian Shelf Prospectus to each potential investor of the Common Shares who receives any Marketing Materials and to each potential investor of the Offered Shares that expresses an interest in acquiring Offered Shares;

2.4	any offer by such Underwriter or any of its affiliates of Offered Shares in the United States will be made in accordance with all applicable Laws;

2.5

they will complete and will use their commercially reasonable efforts to cause their Selling Firms, if any, to complete the distribution of the Offered Shares as promptly as possible after the Closing Time, or the Option Closing Time, as applicable, and the Co-Lead Underwriters, on behalf of the Underwriters, will notify the Company when, in their opinion, the distribution of the Offered Shares shall have ceased and provide a breakdown of the number of Offered Shares distributed in each Qualifying Province where such breakdown is required for the purpose of calculating fees payable to, or reimbursable by, Canadian Securities Regulators; provided, however, that such breakdown shall be provided no later than 30 days following the date on which the distribution of the Offered Shares shall have ceased;

2.6	they will not make any representations or warranties with respect to the Company or the Offered Shares other than as set forth in this Agreement or the Supplemented Prospectus or otherwise with the written approval of the Company;

2.7	provided that they are satisfied, in the Underwriters’ sole discretion, acting reasonably, that they are required to do so, the Underwriters will execute and deliver to the Company the certificate required to be executed by it under applicable Securities Laws in connection with the Supplemented Prospectus and any Amendment;

2.8	such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any Free Writing Prospectus used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such Free Writing Prospectus, and (ii) “issuer information”, as used in this Section 2.8, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information; and

2.9	(i) no Marketing Materials in respect of the Common Shares that would be required to be incorporated by reference into the U.S. Base Prospectus, the Canadian Shelf Prospectus, the Prospectus Supplements or any Amendment have been provided by it or its representatives to any potential investors of the Common Shares prior to the execution of this Agreement, (ii) other than the Equity Issuance Marketing Materials (or such other materials as are required to be delivered to a potential investor under applicable Canadian Securities Laws), no other Marketing Materials in respect of the Common Shares will be provided by it or its representatives to any potential investors of the Common Shares without the prior written agreement of the Company and the Co-Lead Underwriters, on behalf of the Underwriters, approving the Template Version of such additional Marketing Materials; and (iii) no “standard term sheet” (as defined in NI 41-101) in respect of the Common Shares will be provided by it or its representatives to any potential investors of the Common Shares without the prior written consent of the Company and the Co-Lead Underwriters.

3	Covenants of the Company

The Company covenants and agrees with the Underwriters that:

3.1	the Offered Shares will be duly and validly created, authorized and issued on the payment therefor and such Offered Shares will have attributes corresponding in all material respects to the descriptions thereof in this Agreement and the Supplemented Prospectus;

3.2	it has filed a Canadian Shelf Prospectus in each of the Qualifying Provinces, omitting only such information as is permitted to be omitted for such documents pursuant to the Securities Laws, and has obtained a receipt or similar decision document under the Passport Procedures for the Canadian Shelf Prospectus, evidencing a receipt (actual or deemed) thereof from each of the Canadian Securities Regulators;

3.3	it shall have, by not later than the Qualification Deadline, prepared and filed the Canadian Prospectus Supplement, in a form approved by the Underwriters, acting reasonably;

3.4	it shall fulfil to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Offered Shares to be offered for sale and sold to the public in the Qualifying Jurisdictions by or through the Selling Firms who comply with all applicable Securities Laws in each of the Qualifying Jurisdictions; the Company will use its commercially reasonable efforts to fulfil all legal requirements to be fulfilled by it to permit the distribution of the Offered Shares in each Qualifying Jurisdiction as soon as possible but in any event not later than the Qualification Deadline; such fulfilment shall include, without limiting the generality of the foregoing, compliance with all applicable Securities Laws including, without limitation, compliance with all requirements with respect to and the preparation and filing of the Prospectus Supplements in each of the Qualifying Jurisdictions;

3.5	until the completion of the distribution of the Offered Shares, it shall allow and assist the Underwriters to participate fully in the preparation of the Prospectus Supplements and any Amendment and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in the Prospectus Supplement and any Amendment;

3.6

it will comply with Section 57 of the Securities Act (Ontario) and with the other comparable provisions of the applicable Securities Laws in each of the Qualifying Provinces and during the period from the date hereof to the completion of distribution of the Offered Shares, will promptly inform the Underwriters in writing of the full particulars of any material change (for greater certainty, material in the context of all assets, liabilities (contingent or otherwise), capital, ownership of the Company or proposed ownership of the Company, considered together), actual, anticipated or threatened, in the operating, financial or physical condition of the assets of the Company or any of them, or in the business of the Company or of any change in any material fact contained or referred to in the Supplemented Prospectus or any Amendment or Supplementary Material thereto or any document incorporated by reference therein, and of the existence of any material fact which is, or may be, of such a nature as to render the Canadian Shelf Prospectus, the U.S. Base Prospectus, the Supplemented Prospectus or any Amendment or Supplementary Material thereto, untrue, false or misleading in a material respect or result in a misrepresentation. The Company shall, to the satisfaction of the Underwriters and their counsel, acting reasonably, promptly comply with all applicable filing and other requirements under Securities Laws in each of the Qualifying Provinces as a result of such change. The Company shall, in good faith, first discuss with the Co-Lead Underwriters any change in circumstances (actual or proposed within the Company’s knowledge) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section 3.6 and, in any event, prior to making any filing referred to in this Section 3.6. For greater certainty, it is understood and agreed that during the period between the date hereof to the date of completion of the distribution of the Offered Shares, if the Co-Lead Underwriters reasonably determine, after consultation with the Company, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Supplemented Prospectus or any Amendment or Supplementary Material thereto, or which may result in a misrepresentation, the Company will:

3.6.1	prepare and file promptly any Amendment which in its opinion, acting reasonably, may be necessary or advisable, after consultation with the Co-Lead Underwriters; and

3.6.2	contemporaneously with filing the Amendment under the applicable laws of the Qualifying Jurisdictions, deliver to the Underwriters:

3.6.2.1	a copy of the Amendment, originally signed as required by the Securities Laws;

3.6.2.2	a copy of all documents relating to the proposed distribution of the Offered Shares and filed with the Amendment under the applicable Securities Laws; and

3.6.2.3	such other documents as the Underwriters shall reasonably require.

3.7	it shall use reasonable efforts to qualify the Offered Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate (other than the province of Québec) and to continue such qualifications in effect so long as required for the distribution of the Offered Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

3.8	it and its subsidiaries will comply in all material respects with the applicable provisions of the Sarbanes Oxley Act, including, without limitation, maintaining such controls and other procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to the Company’s management to ensure that material information relating to the Company and its subsidiaries is made known to them by others within those entities;

3.9	it will prepare the U.S. Prospectus in a form approved by the Co-Lead Underwriters and file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or the U.S. Prospectus prior to the last Delivery Date except as provided herein; advise the Co-Lead Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the U.S. Prospectus has been filed and furnish the Co-Lead Underwriters with copies thereof; advise the Co-Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the U.S. Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the U.S. Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal;

3.10	it will furnish promptly to each of the Co-Lead Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

3.11	it will pay the applicable Commission filing fees relating to the Offered Shares with respect to each Delivery Date within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein;

3.12

if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such U.S. Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the U.S. Prospectus in order to comply with the Securities Act, to notify the Co-Lead Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Co-Lead Underwriters may from time to time reasonably request of an amended or supplemented U.S. Prospectus that will correct such statement or omission or effect such compliance;

3.13	it will file promptly with the Commission any amendment or supplement to the Registration Statement or the U.S. Prospectus that may, in the judgment of the Company or the Co-Lead Underwriters, be required by the Securities Act or requested by the Commission;

3.14	prior to filing with the Commission any amendment or supplement to the Registration Statement, or the U.S. Prospectus, any document incorporated by reference in the U.S. Prospectus or any amendment to any document incorporated by reference in the U.S. Prospectus, it will furnish a copy thereof to the Co-Lead Underwriters and counsel for the Underwriters; provided that prior to filing any such amendment or supplement the Co-Lead Underwriters shall not have reasonably objected in writing and such amendment or supplement is in compliance with Applicable Securities Laws;

3.15	it will not to make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Co-Lead Underwriters;

3.16	it will comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent U.S. preliminary prospectus or the U.S. Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Co-Lead Underwriters and, upon their request, to file such document;

3.17

as soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), it will make generally available to its security holders and to deliver to the Co-Lead Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

3.18	it will apply the net proceeds from the sale of the Offered Shares being sold by the Company substantially in accordance with the description as set forth in the U.S. Prospectus under the caption “Use of Proceeds”;

3.19	it and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Shares; and

3.20	it will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Shares.

4	Deliveries

The Company shall cause to be delivered to the Underwriters:

4.1	as soon as they are available to the Company, copies of the Supplemented Prospectus, the Registration Statement, any Amendments, as required by the Securities Laws and any Issuer Free Writing Prospectus, in each case as soon as available to the Company and in such quantities as the Underwriters may from time to time reasonably request;

4.2	contemporaneously with or prior to the filing of the Supplemented Prospectus and any Amendment with the securities commissions or other securities regulatory authorities in the Qualifying Jurisdictions: (i) a copy of any other document required to be filed by the Company under the Securities Laws in connection with the Offering; and (ii) evidence satisfactory to the Underwriters that application for the approval of the listing and posting for trading on the Stock Exchanges of the Offered Shares has been made;

4.3	at each of (i) the Execution Time and (ii) each of the Closing Time and Option Closing Time:

4.3.1

PricewaterhouseCoopers LLP, as auditors for the Company (“Cott’s Auditors”), shall have delivered one or more letters, in form and substance satisfactory to the Co-Lead Underwriters, addressed to the Underwriters and dated, as applicable, the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and the U.S. Public Company Accounting Oversight Board (“PCAOB”) and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, and (ii) stating, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent U.S. Prospectus and the Canadian Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information of the Company (other than as contemplated by Section 4.3.2 and Section 4.3.3 below) and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

4.3.2	PricewaterhouseCoopers LLP, as auditors for DSS Group, Inc. (“DSS’s Auditors”), shall have delivered one or more letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated, as applicable, the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent U.S. Prospectus and the Canadian Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information of DSS Group, Inc. and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

4.3.3	Grant Thornton UK LLP shall have delivered one or more letters, in form and substance satisfactory to the Co-Lead Underwriters, addressed to the Underwriters and dated, as applicable, the date hereof, (i) confirming that they are independent accountants under the rules of the American Institute of Certified Public Accountants with respect to the periods covered by the report, and (ii) stating, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent U.S. Prospectus and the Canadian Prospectus, as of a date not more than three days days prior to such date), the conclusions and findings of such firm with respect to the financial information of Aimia Foods Holdings Limited and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

4.4	as soon as it is available, and in any event prior to the Closing Time, evidence satisfactory to the Co-Lead Underwriters of the approval of the listing and posting for trading on the Stock Exchanges of the Purchased Shares and the Option Shares, subject only to the satisfaction by the Company of certain standard listing conditions.

4.5	as soon as they are available to the Company, such numbers of copies of the Supplemented Prospectus and any Amendment for distribution to purchasers of the Offered Shares, as the Underwriters may reasonably require, without charge, in such cities in the Qualifying Jurisdictions as the Underwriters may reasonably request.

5	Representations and Warranties - Supplemented Prospectus

5.1	The delivery to the Underwriters of the documents referred to in Sections 4.1, 4.2(i) and 4.5 hereof shall constitute:

5.1.1	the representation and warranty of the Company to the Underwriters that each such document at the time of its respective delivery fully complied with the requirements of the Securities Laws pursuant to which it was or is prepared (if any), and, as applicable, filed (if any) and that all the information and statements contained therein (except information and statements relating solely to the Underwriters’ Disclosure) are, at the respective dates of delivery thereof, true and correct, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, taken together, and the Offered Shares as required by applicable Securities Laws; and

5.1.2	the representation and warranty of the Company to the Underwriters, that, except as has been publicly disclosed, since April 4, 2015, there has been no material adverse change, actual, contemplated or, to the best of the Company’s knowledge, threatened, in the business, affairs, operations, assets, liabilities, contingent or otherwise, capital or ownership of the Company.

5.2	The Company consents to the use by the Underwriters of the documents referred to in Sections 4.1, 4.2(i) and 4.5 in connection with the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and applicable Canadian Securities Laws.

6	Representations and Warranties - General

6.1	The Company represents and warrants to each of the Underwriters, as of the date hereof (it being understood that any certificate signed by any director or officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company to each of the Underwriters as to matters covered thereby), and acknowledges that each of the Underwriters is relying upon such representations and warranties, that:

6.1.1	Registration Statement. An automatic shelf registration statement on Form S-3 (File No. 33-204450) relating to the Common Shares has (i) been prepared by the Company in conformity, in all material respects, with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Co-Lead Underwriters as Co-Lead Underwriters of the Underwriters.

6.1.1.1	The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Shares, is not on the date hereof and will not be on the applicable delivery date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

6.1.1.2	The Registration Statement in all material respects conformed and will conform on the Effective Date and on the applicable delivery date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The U.S. Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable delivery date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the U.S. Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

6.1.1.3	The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Co-Lead Underwriters by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9.10.

6.1.1.4	The U.S. Prospectus will not, as of its date or as of the applicable delivery date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the U.S. Prospectus in reliance upon and in conformity with written information furnished to the Company through the Co-Lead Underwriters by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9.10.

6.1.1.5	The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Co-Lead Underwriters by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9.10.

6.1.2	Exchange Act Reports. The documents incorporated by reference in the U.S. Base Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.3	Well-Known Seasoned Issuer Status. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Offered Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date.

6.1.4

Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule “B” hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule “B” hereto in reliance upon and in conformity with written information furnished to the Company through the Co-Lead Underwriters by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9.10.

6.1.4.1	Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Co-Lead Underwriters. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

6.1.5	Offering Materials. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Shares, will not distribute any offering material (including for greater certainty any Marketing Materials in respect of the Common Shares that would be required to be incorporated by reference into the Canadian Shelf Prospectus, the Canadian Prospectus Supplement or any Amendment thereto) in connection with the offering and sale of the Offered Shares other than the U.S. Base Prospectus, the U.S. Prospectus, the Canadian Prospectus, the Equity Issuance Marketing Materials, any Issuer Free Writing Prospectus to which the Co-Lead Underwriters have consented in accordance with 3.14 and any Issuer Free Writing Prospectus set forth on Schedule “B” hereto.

6.1.6

Reporting Issuer. The Company is a “reporting issuer”, or the equivalent thereof, in each of the Qualifying Provinces, and the Company has fulfilled all legal requirements to be fulfilled by the Company under applicable Canadian Securities Laws, including the filing of all continuous disclosure materials required to be filed pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Supplemented Prospectus, to qualify the Offered Shares to be offered for sale and distribution to the public in all the Qualifying Provinces through investment dealers, brokers or other similar registrants who have complied with the relevant provisions of applicable Canadian Securities Laws and the terms of their respective registrations.

6.1.7	Power and Authority. The Company and each of the Material Subsidiaries has been duly incorporated, continued, amalgamated, organized or formed, as the case may be, and organized and is existing under the laws of its respective jurisdiction of incorporation, continuance, amalgamation, organization or formation and has all requisite corporate or similar power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets and, in the case of the Company, to execute, deliver and perform its obligations hereunder. The Company and each of the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. The Material Subsidiaries are the only subsidiaries of the Company that account for 10% or more of consolidated revenue for the quarter ended April 4, 2015.

6.1.8	Corporate Action. All necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Offered Shares on the terms set forth in this Agreement.

6.1.9

Common Shares. The Company has an authorized capitalization as set forth in each of the U.S. Base Prospectus and the Canadian Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the U.S. Base Prospectus and were issued in compliance with Securities Laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares in the capital of the Company have been duly authorized and validly issued, conform to the description thereof contained in the U.S. Base Prospectus and the Canadian Prospectus

and were issued in compliance with applicable Securities Laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.1.9.1	The Common Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable common shares in the capital of the Company, will conform to the description thereof contained in the U.S. Base Prospectus and the Canadian Prospectus, will be issued in compliance with applicable Securities Laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

6.1.9.2	The form and terms of the certificate for the Common Shares have been approved and adopted by the board of directors of the Company, do not conflict with any applicable laws and comply in all material respects with the applicable rules of the Stock Exchanges.

6.1.10	This Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the officers or directors of the Company, on behalf of the Company.

6.1.11	No Violation or Default. The issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Offered Shares as described under “Use of Proceeds” in the U.S. Base Prospectus and the Canadian Prospectus will not:

(A)	result in any violation of any of the provisions of the constituting documents, by-laws or any resolutions of the directors (or committees of directors) or shareholders of the Company or any of its subsidiaries;

(B)	conflict with, or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any encumbrance on the property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, indenture, hypothec, deed of trust or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach, violation, default or encumbrance would not have a material adverse effect on the assets, properties, business, affairs, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”); or

(C)	result in any violation of any statute or any order, law, rule or regulation of any court or Governmental Body having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries, except where such violation would not have a Material Adverse Effect.

6.1.12	Consent of Governmental Body, etc. No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Body is required for the issuance and sale of the Offered Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Offered Shares as described under “Use of Proceeds” in the U.S. Base Prospectus and the Canadian Prospectus (except for approvals by the Stock Exchanges, the registration or qualification of the Offered Shares under the Securities Act and Canadian Securities Laws, as applicable, and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority in connection with the purchase and sale of the Offered Shares by the Underwriters).

6.1.13	Voting. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, to the knowledge of the Company, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company or any of its subsidiaries.

6.1.14

No Registration Rights. Except as described in the U.S. Base Prospectus, the Canadian Prospectus or as may be granted pursuant to the Company’s existing stock incentive plans, dividend reinvestment plan, employee share purchase plan, the Company’s Series A Convertible First Preferred Shares and Series B Non-Convertible

First Preferred Shares, stock purchase or similar plans offered to directors, officers and employees in the ordinary course of business or where the existence of such agreement, option, right or privilege, whether or not exercised, would not have a Material Adverse Effect, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6.1.15	Compliance with Laws. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to, any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, (iv) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and (v) the Employment Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

6.1.16	Conduct of Business. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business (except where non-compliance with such laws, rules or regulations would not have a Material Adverse Effect), and holds all licenses, permits, registrations and qualifications which are material to the Company and its subsidiaries on a consolidated basis in all jurisdictions in which it carries on business to carry on its business as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing except where such invalidity or inexistence would not have a Material Adverse Effect.

6.1.17

Licenses and Permits. The Company and each of its subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their business and own their property and assets and are not in default or breach of any of the foregoing, except for failures to possess, defaults or breaches which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, all such licenses, permits, franchises, certificates, registrations or authorizations are renewable on terms or conditions that would not reasonably be expected to have a Material Adverse Effect and no proceeding is pending or threatened to revoke or limit any of the foregoing.

6.1.18	No Violation or Default. No event of default, and no event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any agreement or instrument relating to the indebtedness for borrowed money of the Company or any of its subsidiaries and no default under any agreement to which the Company or any of its subsidiaries is a party will occur as a result of the entering into of this Agreement or the performance by the Company of its obligations thereunder, which event of default or default would have a Material Adverse Effect.

6.1.19	Litigation. Except as is disclosed in the U.S. Base Prospectus and the Canadian Prospectus, there is no action, suit, proceeding or inquiry before any court, Governmental Body, pending or to the Company’s knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to negatively affect the performance by the Company of this Agreement, or the consummation of any of the transactions contemplated hereby.

6.1.20	Cease Trade Orders. No Governmental Body has issued any order preventing or suspending the trading of the Company’s securities, the use of the U.S. Base Prospectus, the U.S. Prospectus, the Canadian Prospectus or the issuance and sale of the Offered Shares and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority.

6.1.21

Tax. The Company and each of its subsidiaries have filed all federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all applicable taxes and all assessments received by them to the extent that the same have become due, except where, in any such case, the failure to make such filing or payment would not have a Material Adverse Effect and except for those taxes and assessments that are currently being challenged and for which a reserve has been taken. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect. There are no proposed additional tax assessments against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

6.1.22	Financial Information. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, the Financial Information contained, or incorporated by reference, in the U.S. Base Prospectus and the Canadian Prospectus, together with the notes thereto, have been prepared in accordance with U.S. GAAP and present fairly, in all material respects, the financial condition and the results of operations, changes in shareholders equity, and cash flow of the business as at the dates and for the periods referred to in those financial statements. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the U.S. Base Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

6.1.23	Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the U.S. Base Prospectus and the Canadian Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and applicable Canadian Securities Laws (except as permitted by the correspondence from the SEC dated April 27, 2015 and the exemptive relief decision document from the Ontario Securities Commission dated May 11, 2015) and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved.

6.1.24

Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the U.S. Base Prospectus and the Canadian Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the U.S. Base Prospectus and the Canadian Prospectus. The pro forma financial statements included or incorporated by reference in the U.S. Base Prospectus comply as to form in all material respects with the applicable requirements of

Regulation S-X under the Securities Act and applicable Canadian Securities Laws, except as permitted by the exemptive relief decision document from the Ontario Securities Commission dated May 11, 2015 and correspondence from the SEC dated April 27, 2015.

6.1.25	Auditors. (i) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the U.S. Base Prospectus, the Canadian Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 4.3.1 hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder and the PCAOB; (ii) PricewaterhouseCoopers LLP, who have certified certain financial statements of DSS Group, Inc. and its consolidated subsidiaries, whose report appears in the U.S. Base Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 4.3.2 hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder; and (iii) Grant Thornton UK LLP, whose report appears in the U.S. Base Prospectus, the Canadian Prospectus or is incorporated by reference and who have delivered the initial letter referred to in Section 4.3.3 hereof, is an independent public accounting firm with respect to Aimia Foods Holdings Limited within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings during the periods covered by the financial statements on which they reported contained or incorporated by reference in the U.S. Base Prospectus and the Canadian Prospectus.

6.1.26	Market Data. All statistical or market-related data included or incorporated by reference in the U.S. Base Prospectus and the Canadian Prospectus is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

6.1.27	Indebtedness. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus and except for ordinary course trade debt and debt secured by Permitted Liens, none of the Company or its subsidiaries has outstanding any bonds, debentures, notes, mortgages or other indebtedness for borrowed money and none of the Company or its subsidiaries has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness for borrowed money. Other than as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, none of the Company or its subsidiaries has given or agreed to give, and is not a party to or bound by, any guarantee of (i) indebtedness, (ii) other obligations of any person or (iii) any other commitment by which any of the Company or its subsidiaries is, or is contingently, responsible for any such indebtedness or other obligations.

6.1.28	Contingent Liabilities. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, the Company and its subsidiaries do not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Information, which would reasonably be expected to have a Material Adverse Effect on the condition of the Company.

6.1.29	Off-Balance Sheet Transactions. Other than as disclosed in the Financial Information, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its subsidiaries or that would reasonably be expected to be material to an investor in making a decision to purchase the Offered Shares.

6.1.30	Related Party Matters. Except as disclosed in the Pricing Disclosure Package, the U.S. Base Prospectus and the Canadian Prospectus, none of the directors, officers or employees of the Company or any of its subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company or any of its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and its subsidiaries on a consolidated basis.

6.1.31

Internal Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, applicable Canadian Securities Laws and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization,

(ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with U.S. GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

6.1.32	External Controls. (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13(a)-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act and under applicable Canadian Securities Laws is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

6.1.33	Indebtedness of Directors, Officers, etc. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, no employee, officer, shareholder, or director (or affiliate of such person) of any of the Company or its Material Subsidiaries is indebted to any of the Company or its subsidiaries nor are any of the Company or its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business, affairs and operations of the Company, and (iii) for other standard employee benefits made generally available to all employees.

6.1.34

Employment-related Liabilities. Except as described in the U.S. Base Prospectus and the Canadian Prospectus, the Company and each of its Material Subsidiaries have satisfied all material obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company and its Material Subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis.

6.1.35	Pension Plans. Except as described in the U.S. Base Prospectus and the Canadian Prospectus, none of the Company or its Material Subsidiaries currently sponsor, maintain, contribute to or have any liability to, nor has ever sponsored, maintained, contributed to or incurred any liability to a “registered pension plan,” a “deferred profit sharing plan” or a “retirement compensation arrangement” as defined under the Income Tax Act (Canada) or any other plan organized and administered to provide pensions for employees.

6.1.36	Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the best of the Company’s knowledge, is any such dispute threatened, which dispute in either case would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.

6.1.37	Collective Agreement. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, (i) no material collective agreement is currently being negotiated by any of the Company, its subsidiaries or any other person in respect of the Company’s business to the knowledge of the Company, and (ii) there are no material collective agreements in force with respect to the employees employed in the Company’s business. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, no trade union, employee association or other similar entity has any bargaining rights acquired by certification, voluntary recognition or successor rights with respect to the employees of the Company or its Material Subsidiaries or has applied, or to its knowledge, threatened to apply to be certified as bargaining agent of the employees employed in the Company’s business, in any case, that would reasonably be expected to have a Material Adverse Effect.

6.1.38

Compliance with Employment Laws. Each of the Company and its subsidiaries is in compliance in all material respects with all terms and conditions of employment and all laws respecting employment, including pay equity, wages and hours of work, occupational health and safety, workplace safety and insurance/workers’ compensation and human rights, and there are no outstanding claims, complaints, investigations or orders under any such laws, other than any such claims, complaints, investigations or orders that, in the aggregate, would not have a Material Adverse Effect.

6.1.39	Assets. The Company and its subsidiaries have good and marketable title to the property and assets owned by them and hold a valid leasehold interest in all property leased by them, in each case, free and clear of all mortgages, charges and other encumbrances other than those disclosed in the U.S. Base Prospectus and the Canadian Prospectus or those which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

6.1.40	Owned Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property owned by the Company or its subsidiaries (the “Owned Real Property”), (i) the Company or one of its subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Liens, except for Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

6.1.41	Leased Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property leased or subleased to the Company or its subsidiaries, (i) the lease or sublease for such property is enforceable, and none of the Company or any of its subsidiaries or, to the knowledge of the Company, the landlord, is in breach of or default under such lease or sublease, and no event has occurred that, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (ii) no third party has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.1.42	Significant Acquisitions/Dispositions. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, no acquisitions or dispositions have been made by any of the Company or its subsidiaries in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions,” and none of the Company or its subsidiaries are a party to any contract with respect to any transaction that would constitute a “probable acquisition,” in each case which would require disclosure in the U.S. Base Prospectus and the Canadian Prospectus.

6.1.43	Insurance. The Company and its subsidiaries maintain insurance policies, in good standing, with reputable insurers, except where lack of such policies would not have a Material Adverse Effect, against risks of loss of or damage to its properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company and its subsidiaries are not in default with respect to any provisions of such policies and have not failed to give any notice or to present any claim under any such policy in a due and timely fashion, except for such default or failure which would not have a Material Adverse Effect.

6.1.44	Environmental Matters. Except as disclosed in the U.S. Base Prospectus and the Canadian Prospectus and except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

6.1.45	Intellectual Property. The Company and each of its subsidiaries is the absolute owner and, other than as disclosed in the U.S. Base Prospectus and the Canadian Prospectus, has the sole and exclusive right to use, or is the licensee, sub-licensee or franchisee, as the case may be, of all material intellectual property used by it in its business. No event has occurred during the registration or filing of, or during any other proceeding relating to, such intellectual property that would make invalid or unenforceable, or negate the right to use any material intellectual property of the Company or its subsidiaries. The conduct of the business of the Company and its subsidiaries and the use of their intellectual property does not infringe, and neither the Company nor any of its subsidiaries has received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or proprietary right of any other person, the infringement of which or the determination of any alleged infringement against the Company or its subsidiaries would reasonably be expected to have a Material Adverse Effect, and the conduct of the business of the Company and its subsidiaries does not include any activity which may constitute passing off.

6.1.46	No Material Adverse Change. Since April 4, 2015, there has been no material adverse change (actual, anticipated, contemplated or threatened) in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its subsidiaries considered on a consolidated basis except as reflected in the Financial Information or as otherwise set forth in the U.S. Base Prospectus and the Canadian Prospectus, and the business and material property and assets of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the U.S. Base Prospectus and the Canadian Prospectus.

6.1.47	Ordinary Course Business. Except as reflected in the Financial Information or as otherwise set forth in the U.S. Base Prospectus and the Canadian Prospectus, since April 4, 2015, the business, affairs and operations of the Company and each of its subsidiaries, considered on a consolidated basis, has been carried on in a manner consistent with the past practices of such business and in the ordinary course of the normal day-to-day operations of such business.

6.1.48

Books and Records. The minute books and corporate records of the Company and its Material Subsidiaries made available to Shearman & Sterling LLP, U.S. counsel to the Underwriters, or their local agent counsel in connection with due diligence investigations of the Company and its Material Subsidiaries for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of the Company and its Material Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and its Material Subsidiaries and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company or its Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records.

6.1.49	Broker Fees. Other than the Underwriters, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the offering and sale of the Offered Shares.

6.1.50	Use of Proceeds. The Company shall use the net proceeds from the sale of the Offered Shares in the manner described in the U.S. Base Prospectus and the Canadian Prospectus.

6.1.51	Dividend Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock in each case out of its net income or built up capital, or from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, except as described in the U.S. Base Prospectus and the Canadian Prospectus.

6.1.52	Investment Company Act. Neither the Company nor any of its subsidiaries is, and as of the applicable delivery date and, after giving effect to the offer and sale of the Offered Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the U.S. Base Prospectus and the Canadian Prospectus, will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.1.53	Certain Statements. The statements set forth in the U.S. Base Prospectus under the headings “Description of Common Shares” and “Plan of Distribution” and the Canadian Prospectus, under the captions “Description of Securities - Common Shares”, “Details of the Common Shares and the Offering”, “Certain Canadian Federal Income Tax Considerations”, “Eligibility for Investment” and “Plan of Distribution” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

6.1.54	FCPA. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

6.1.55	Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

6.1.56	OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

6.1.57

Significant Deficiencies or Material Weaknesses in Internal Controls. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, (i)

the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

6.1.58	Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth or incorporated by reference in the U.S. Base Prospectus and Canadian Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

6.1.59	Compliance with Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

6.1.60	Filings with the Commission and Canadian Securities Regulators. There are no contracts or other documents required to be described in the Registration Statement or the U.S. Base Prospectus, Canadian Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the U.S. Base Prospectus and Canadian Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

6.1.61	No Sale or Issuance of Securities. The Company has not sold or issued any securities that would be integrated with the offering of the Offered Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission or applicable Canadian Securities Laws.

6.1.62	Stabilization or Manipulation. The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

6.1.63	Listing. The Company’s Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE and the TSX. The Company has applied to list the Offered Shares on the NYSE and the TSX. There is no action pending to delist the Common Shares from the Stock Exchanges or any other trading market on which the Common Shares are or have been listed or quoted, nor has the Company received any notification that either of the Stock Exchanges or any other such trading market is currently contemplating terminating such listing. When issued, the Offered Shares will be listed on the NYSE and the TSX at the Closing Date or Option Closing Time, as the case may be, subject to satisfaction by the Company of customary post-closing conditions imposed by the Stock Exchanges in similar circumstances.

7	Conditions of Closing

The following are conditions precedent to the obligations of the Underwriters to purchase the Offered Shares under this Agreement, which conditions the Company covenants to use its reasonable best efforts to fulfil within the times set out herein, and which conditions may be waived in writing in whole or in part by the Underwriters:

7.1	receipt by the Underwriters of the following documents:

7.1.1	a favourable legal opinion, dated the Closing Date from Drinker Biddle & Reath LLP, as U.S. counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form mutually agreed, it being understood that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of public and stock exchange officials and certificates of the directors or officers of the Company;

7.1.2	a favourable legal opinion, dated the Closing Date from Goodmans LLP, as Canadian counsel to the Company, addressed to the Underwriters and dated such delivery date, in form and substance reasonably satisfactory to the Co-Lead Underwriters, substantially in the form mutually agreed, it being understood that such counsel may rely on the opinions of local counsel acceptable to them (or may arrange for the provision of such opinions directly to the Underwriters) as to matters governed by the laws of jurisdictions other than the Province of Ontario and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of public and stock exchange officials and certificates of the directors or officers of the Company;

7.1.3	a disclosure letter dated the Closing Date from Shearman & Sterling LLP with respect to the Company’s disclosure in the documents filed with the SEC in connection with the distribution of the Offered Shares, it being understood that such counsel may rely as to matters of fact on certificates of the Company’s officers and on the opinion of the Company’s counsel as to matters which specifically relate to the Company or any of its affiliates;

7.1.4	a favourable legal opinion, dated the Closing Date from Stikeman Elliott LLP, as Canadian counsel for the Underwriters, such opinion with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters;

7.1.5	a disclosure letter dated the Closing Date from Drinker Biddle & Reath LLP with respect to the Company’s disclosure in the documents filed with the SEC in connection with the distribution of the Offered Shares, it being understood that such counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than their respective jurisdictions, as applicable, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company’s officers; and the Underwriters’ counsel may rely on the opinion of the Company’s counsel as to matters which specifically relate to the Company or any of its affiliates;

7.1.6	a certificate, dated the date of delivery and signed by any of the president and chief executive officer or the chief financial officer of the Company, or such other officer of the Company as may be acceptable to the Co-Lead Underwriters, acting reasonably, certifying that:

7.1.6.1	the Company has complied in all material respects with all terms and conditions of this Agreement to be complied with by the Company at or prior to the Closing Time;

7.1.6.2	the representations and warranties of the Company contained herein are true and correct as of the Closing Time;

7.1.6.3	no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares has been issued and no proceedings for such purpose are pending or, to the best of the knowledge, information and belief of the person signing such certificate, are contemplated or threatened;

7.1.6.4	the Registration Statement has become effective under the Securities Act and no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the or any Issuer Free Writing Prospectus, (C) suspending the U.S. Base Prospectus, (D) suspending the Canadian Prospectus or the U.S. Prospectus, has been issued, and no investigation, order, inquiry or proceeding for that purpose has been instituted, pending or, to their knowledge, is contemplated or threatened by the SEC or any state or regulatory body; and the SEC shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

7.1.6.5	that the person signing such certificate has examined the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package, and in their opinion, (A) (i) the Registration Statement, as of the Effective Date, (ii) the U.S. Prospectus, as of its date and on the applicable delivery date, (iii) the Canadian Prospectus, as of its date and on the applicable delivery date, and (iv) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

7.1.6.6	all filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Securities Act and pursuant to applicable Canadian Securities Laws have been made as and when required by such rules and laws; and

7.1.6.7	to the effect of Section 7.1.7 (provided that no representation with respect to the judgment of the Co-Lead Underwriters need be made) and Section 7.1.8, and certifying to such other matters of a factual nature as the Co-Lead Underwriters and the Underwriters’ counsel may reasonably request.

7.1.7	except as described in the U.S. Base Prospectus and the Canadian Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the U.S. Base Prospectus and Canadian Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the reasonable opinion of the Co-Lead Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the U.S. Prospectus;

7.1.8	subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

7.1.9	the Lock-Up Agreements between the Co-Lead Underwriters and the officers and directors of the Company set forth on Schedule “C”, delivered to the Co-Lead Underwriters on or before the date of this Agreement, shall be in full force and effect on such Delivery Date;

7.1.10	the comfort letters required to be delivered at the Execution Time and the Closing Time, respectively, pursuant to Section 4.3;

7.1.11	evidence satisfactory to the Co-Lead Underwriters that the Company has authorized and approved this Agreement, the issuance and sale of the Offered Shares and all matters relating thereto;

7.1.12	in book-entry form or one or more definitive certificates (or evidence of issuance in book-entry form or its equivalent in the non-certificated inventory system at the Company’s registrar and transfer agent) representing a document constituting the Offered Shares registered in the name of the CDS & Co. or the Depository Trust Company, as applicable, or in such name or names as the Co-Lead Underwriters may direct, against payment to the Company, or as the Company may direct, of the aggregate purchase price of the Offered Shares, less an amount equal to the full amount of the applicable Underwriting Fee, by wire transfer payable in Toronto, all in form and substance satisfactory to the Co-Lead Underwriters acting reasonably;

7.1.13	the Canadian Prospectus, the Prospectus Supplements and any Amendments shall have been filed with the applicable securities regulatory authority in each of the Qualifying Jurisdictions in accordance with Securities Laws;

7.1.14	the U.S. Prospectus shall have been timely filed with the Commission in accordance with Section 3.9. The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

7.1.15	evidence satisfactory to the Co-Lead Underwriters of the approval of the listing and posting for trading on the Stock Exchanges of the Offered Shares, subject only to the satisfaction by the Company of certain standard listing conditions;

7.1.16	the representations and warranties of the Company contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

7.1.17	the Company having complied with all covenants and satisfied all terms and conditions to be complied with and satisfied by it at or prior to the Closing Time; and

7.1.18	the Underwriters not having previously terminated their obligations pursuant to Section 11 of this Agreement.

7.2	It shall be a condition precedent to the Company’s obligations to issue the Offered Shares that:

7.2.1	the Underwriters shall have delivered or caused to be delivered to the Company a wire transfer representing the aggregate purchase price payable by the Underwriters for the Offered Shares, less an amount equal to the full amount of the applicable Underwriting Fee;

7.2.2	the Underwriters shall have complied with the covenants and satisfied all terms and conditions to be complied with and satisfied by it at or prior to the Closing Time (which condition may be waived in writing, in whole or in part, by the Company); and

7.2.3	no order shall have been made by any securities regulatory authority in any Qualifying Jurisdiction which restricts in any manner the distribution of the Offered Shares.

7.3	The Company shall make all necessary arrangements for the exchange of the Offered Shares delivered pursuant to Section 7.1 hereof, on the date of delivery, at the principal office in Toronto, Ontario of the duly appointed registrar and transfer agent for the Offered Shares, or its agent, for definitive certificates representing or documents constituting the Offered Shares in such amounts and registered in such names as shall be designated in writing by any Selling Firm not less than 24 hours prior to the Closing Time. All such exchanges are to be made without cost to the Selling Firms, other than any applicable transfer taxes.

7.4	On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Co-Lead Underwriters may reasonably request.

7.5	The documents delivered to the Underwriters pursuant to Sections 7.1.1, 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, and 7.1.10 shall also be addressed to the U.S. affiliates of the Underwriters, as applicable, or such documents shall explicitly allow the U.S. affiliates of the Underwriters to rely upon such documents.

7.6	The Company shall have furnished to the Underwriters, a certificate, signed by the chief financial officer of the Company, at the Applicable Time and at the Closing Date, dated respectively as of the Applicable Time and as of the Closing Date, in form and substance reasonably satisfactory to the Co-Lead Underwriters.

8	Closing of the Offering

8.1	The closing of the purchase and sale of the Offered Shares provided for in this Agreement shall be completed at the offices of Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7 at the Closing Time.

9	Indemnity

9.1	The Company (referred to in this Section 9 as the “Indemnifying Party”) agrees to indemnify and save harmless each of the Underwriters and their affiliates and each of their respective directors, officers, employees, shareholders and agents, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each referred to in this Section 9 as an “Indemnified Party”) from and against all liabilities, claims, losses (other than loss of profits in connection with the distribution of the Offered Shares), actions, suits, proceedings, charges, reasonable costs, damages and reasonable expenses which an Indemnified Party may suffer or incur or be subject to, including all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses that may be incurred in advising with respect to investigating or defending any Claim, in any way caused by, or arising directly or indirectly from, or in consequence of:

9.1.1	any information or statement (except any information or statement relating to Underwriters’ Disclosure) contained in the Canadian Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement, any Amendments or Supplementary Material related thereto or in any certificate or other document of the Company or of any officer of the Company or any of its subsidiaries delivered hereunder or pursuant hereto which contains or is alleged to contain a misrepresentation;

9.1.2	any omission or alleged omission to state in the Canadian Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement, any Amendments or Supplementary Material related thereto or any certificate or other document of the Company or any officer of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto any fact, whether material or not (except facts relating to Underwriters’ Disclosure), required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

9.1.3	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the U.S. Base Prospectus, or any preliminary prospectus supplement relating to the Offered Shares, the U.S. Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating solely to the Underwriters or any of them furnished to the Company by or on behalf of the Underwriters or any of them specifically for inclusion therein;

9.1.4	any order made or any inquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange or other competent authority based upon any actual or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters or any of them and furnished by the Underwriters or any of them in writing for use therein) in the Supplemented Prospectus, any Amendments or Supplementary Material or based upon any actual or alleged failure to comply with Canadian Securities Laws or U.S. Securities Laws (other than any failure or alleged failure to comply by any of the Underwriters or Selling Firms), preventing or restricting the trading in or the distribution of the Offered Shares or any other securities of the Company;

9.1.5	the non-compliance or alleged non-compliance by the Company with any requirement of Securities Laws in any of the Qualifying Jurisdictions in connection with the transactions herein contemplated including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

9.1.6	any breach of any representation or warranty of the Company contained herein or in any certificate or other document of the Company or of any officers of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto or the failure of the Company to comply with any of its obligations hereunder.

9.2

If any matter or thing contemplated by this Section 9 (any such matter or thing being hereinafter referred to as a “Claim”) is asserted against any Indemnified Party, the Indemnified Party shall notify the Indemnifying Party, as soon as practicable, of such Claim to the extent allowable by law (provided, however, that failure to provide such notice shall not, except (and only) to the extent of material prejudice (through the forefeiture of substantive rights and defenses) to the Indemnifying Party therefrom, affect the Indemnified Party’s right to indemnification hereunder) and the Indemnifying Party shall be entitled (but not required) to assume the defence of any suit, action or proceeding brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party and that no admission of liability or settlement of any such Claim may be made by the Indemnifying Party or the Indemnified Party without the prior written consent of the other.

9.3	In any such Claim, the Indemnified Party shall have the right to retain separate counsel to act on its behalf provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

9.3.1	the Indemnifying Party fails to assume the defence of such Claim on behalf of the Indemnified Party within five (5) Business Days of receiving notice thereof or, having assumed such defence, has failed to pursue it diligently;

9.3.2	the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or

9.3.3	the named parties to the suit (including any added, third parties or interpleaded parties) include the Indemnified Party and one or more of the Indemnifying Parties and the Indemnified Party has been advised in writing by counsel that there are legal defences available to the Indemnified Party that are different or in addition to those available to the Indemnifying Party or that representation of the Indemnified Party by counsel for the Indemnifying Party is inappropriate as a result of the potential or actual conflicting interests of those represented;

in each of cases Sections 9.3.1, 9.3.2 and 9.3.3, the Indemnifying Party will not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Indemnifying Party will be liable to pay the fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction. Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

9.4

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 9.1 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms or is insufficient to hold the Indemnified Party harmless the Indemnifying Party and the Underwriters shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits in connection with the distribution of the Offered Shares)

of the nature contemplated in this Section 9 and suffered or incurred by the Indemnified Parties in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the distribution of the Offered Shares as well as the relative fault of the parties in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses, as well as any other equitable considerations determined by a court of competent jurisdiction; provided that (i) the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the aggregate fee or any portion thereof actually received by the Underwriters hereunder; and (ii) no party who has been determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have engaged in any fraud, fraudulent misrepresentation or gross negligence in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation or gross negligence in connection with such Claim or Claims.

9.5	The rights of contribution and indemnity provided in this Section 9 shall be in addition to and not in derogation of any other right to contribution and indemnity which the Underwriters may have by statute or otherwise at law.

9.6	In the event that the Indemnifying Party is held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifying Party shall be limited to contribution in an amount not exceeding the lesser of:

9.6.1	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined above; and

9.6.2	the amount of the aggregate fee actually received by the Underwriters from the Indemnifying Party hereunder.

9.7	If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifying Party notice thereof in writing, but failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation which it may have to the Underwriters under this Section 9, except (and only) to the extent of material prejudice (through the forfeiture of substantive rights and defenses) to the Indemnifying Party therefrom.

9.8

The rights of indemnity contained in this Section 9 shall not enure to the benefit of the Underwriters (i) to the extent that the Company has complied with the provisions of Section 4 in relation to Supplementary Material and Section 3.6, as applicable, and the person asserting any claim for which indemnity would otherwise be available was not provided with a copy of any

Supplementary Material which corrects any misrepresentation contained in the Supplemented Prospectus which is the basis for such claim and which Supplementary Material is required under Securities Laws to be delivered to such person by the Underwriters or a Selling Firm (if applicable); or (ii) if and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which an Indemnified Party may be subject have resulted from the gross negligence or wilful misconduct of the Indemnified Party (provided that for greater certainty, an Underwriter’s failure to conduct such reasonable investigations so as to provide reasonable grounds for a belief that the Prospectus or any Amendment contained no misrepresentation (or, colloquially, to permit the Underwriter to sustain a “due diligence defence” under Securities Laws) shall not be deemed to constitute “gross negligence” or “wilful misconduct” for purposes of this paragraph (ii) or otherwise automatically be deemed to disentitle an Indemnified Party from claiming indemnification or contribution).

9.9	With respect to this Section 9, the Company acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriter. Accordingly, the Company hereby constitutes the Underwriters as trustees for each person who is entitled to the covenants of the Company contained in this Section 9 and is not a party hereto and the Underwriters agree to accept such trust and to hold in trust for and to enforce such covenants on behalf of such persons.

9.10	The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the U.S. Prospectus will be correct and will constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the U.S. Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

10	Expenses

10.1

Whether or not the transaction herein contemplated shall be completed, all expenses of or incidental to the creation, issue, delivery and marketing of the Offered Shares shall be borne by the Company, including, without limitation: (a) the authorization, issuance, sale and delivery of the Offered Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Shares; (b) the preparation, printing and filing under (i) the Securities Act of the Registration

Statement (including any exhibits thereto), the U.S. Prospectus, any Issuer Free Writing Prospectus; or (ii) applicable Canadian Securities Laws of the Canadian Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Shares; (e) the listing of the Offered Shares on the Stock Exchanges and/or any other exchange; (f) the qualification of the Offered Shares under the securities laws of the several jurisdictions as provided in Section 3.7 and the preparation, printing and distribution of a Blue Sky Memorandum; (g) the investor presentations on any “road show”, undertaken in connection with the marketing of the Offered Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Co-Lead Underwriters and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incidental to the performance of the obligations of the Company under this Agreement.

10.2	Notwithstanding Section 10.1, the Underwriters shall pay their own fees and disbursements of counsel and “out of pocket” expenses. However, disbursements of counsel for the Underwriters and the Underwriters’ “out of pocket” expenses, to the extent they are reasonable, will be reimbursed by the Company if the issuance and sale of the Offered Shares is not completed by the Closing Time or if the issuance and sale of the Offered Shares is not completed by reason of material breach of the terms of the Underwriting Agreement by the Company.

11	Termination

11.1	In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement if, at any time prior to (i) the Closing Time or (ii), with respect to its obligations relating to the Over-Allotment Option, the Option Closing Time:

11.1.1

any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any securities commission, the Stock Exchanges or Governmental Body (other than any proceeding or order based on the activities or alleged activities of the Underwriters), which, in the reasonable opinion of such Underwriter, operates to prevent, suspend, delay or restrict the distribution of or the trading in the

Offered Shares or which, in the reasonable opinion of such Underwriter, acting in good faith, could reasonably be expected to have a material adverse effect on the market price or value of the Offered Shares;

11.1.2	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including any natural catastrophe) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof) or inquiry which, in the reasonable opinion of such Underwriter, materially adversely affects, or may reasonably be expected to materially adversely affect, the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries (taken as a whole);

11.1.3	there should occur or be discovered by an Underwriter or be announced by the Company, any material change or a change in any material fact or the existence of a new fact such as is contemplated herein which, results or, in the reasonable opinion of such Underwriter, acting in good faith, would reasonably be expected to result in the purchasers of a material number of Offered Shares exercising their right under applicable Law to withdraw from their purchase thereof or rescind from the purchase thereof or sue for damages in respect thereof or which could reasonably be expected to have a Material Adverse Effect on the market price or the value of the Offered Shares or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares, on the terms and in the manner contemplated by this Agreement, the U.S. Prospectus, the Canadian Prospectus or the Issuer Free Writing Prospectus; or

11.1.4	if there is a suspension or material limitation in trading in securities generally on the Stock Exchanges, a suspension or material limitation in trading in the Company’s securities on the Stock Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the reasonable opinion of such Underwriter, acting in good faith, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares, on the terms and in the manner contemplated by this Agreement, the U.S. Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus;

by giving the Company and the Co-Lead Underwriters written notice to that effect not later than the Closing Time or the Option Closing Time, as applicable.

11.2	If any Underwriter terminates its obligations hereunder pursuant to this Section 11 there shall be no further liability or obligation on the part of the Underwriter to the Company and the Company’s liability hereunder to the Underwriter shall be limited to the Company’s obligations under Sections 9 and 10 hereof, which shall remain in full force and effect.

12	Underwriters’ Obligation to Purchase Offered Shares

12.1	The Underwriters’ obligation to purchase the Offered Shares at the Closing Time or the Option Closing Time, as applicable, shall be several and not joint, and the Underwriters’ respective obligations in this respect shall be as to the following percentages of the aggregate amount of Offered Shares to be purchased at that time:

CIBC World Markets Inc.	35%
Barclays Capital Canada Inc.	35%
Wells Fargo Securities, LLC	15%
BMO Nesbitt Burns Inc.	7.5%
RBC Dominion Securities Inc.	7.5%

100%

12.2

Subject to Section 12.4, if an Underwriter (a “Refusing Underwriter”) shall fail to purchase its applicable percentage of the Purchased Shares or the Option Shares, as the case may be (the “Underwriter Defaulted Shares”), at the Closing Time or the Option Closing Time, as the case may be, the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase, severally and not jointly (or jointly and severally), all but not less than all of the Underwriter Defaulted Shares on a pro rata basis among the Continuing Underwriters in proportion to the percentage of Purchased Shares or the Option Shares, as the case may be, which such Continuing Underwriters have agreed to purchase pursuant to this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Underwriter Defaulted Shares to be purchased by the Refusing Underwriters does not exceed 10% of the total number of the Purchased Shares or the Option Shares, as the case may be, the Continuing Underwriters will be obligated to purchase, severally and not jointly (or jointly and severally), the Underwriter Defaulted Shares on the terms set out in this Agreement in such proportions, provided that the Continuing Underwriters shall have the right to postpone the Closing Time or the Option Closing Time, as applicable, for such period not exceeding ten (10) Business Days as they shall determine and notify the Company in order that the required changes, if any, to the offering documents or to any other documents or arrangements may be effected. If the number of Underwriter Defaulted Shares to be purchased by the Refusing Underwriters exceeds 10% of the total number of the Purchased Shares or the Option Shares, as the case may be, the Continuing Underwriters will not be obliged to purchase the Underwriter Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Underwriter Defaulted Shares, the Continuing Underwriters will not be obliged to purchase any of the Purchased Shares or the Option Shares, as the case may be, and there shall be no further liability or obligation on the part of the Company or the Underwriters on submission to the Company of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time or Option Closing Time, as applicable, except in respect of any liability which may have arisen or may arise under Sections 9 and 10. Nothing in this Section 12 shall oblige the Company to sell to any or all of the Underwriters less than all of the aggregate amount of the Purchased Shares or the Option Shares (if any), as the case may be, or relieve “from liability” any Underwriter which shall be so in default. Nothing in this Agreement shall impose on any Underwriter liability to the Company in respect of the default, act, omission or conduct of another Underwriter in respect of its obligations under this Agreement.

12.3	If the amount of the Purchased Shares or the Option Shares, as the case may be, that the Continuing Underwriters wish to purchase exceeds the amount of the Purchased Shares or the Option Shares, as the case may be, that would otherwise have been purchased by an Underwriter that is in default, such Purchased Shares or Option Shares, as the case may be, shall be divided pro rata among the Continuing Underwriters desiring to purchase such Purchased Shares or Option Shares, as the case may be, in proportion to the percentage of Purchased Shares or Option Shares, as the case may be, that such Underwriters have agreed to purchase as set out in Section 12.1.

12.4	In the event that one or more but not all of the Underwriters shall exercise their right of termination under Section 11, the Continuing Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Shares or Option Shares, as the case may be, that would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Purchased Shares or Option Shares, as the case may be, that the Continuing Underwriters wish, but are not obliged, to purchase exceeds the amount of such Purchased Shares or Option Shares, as the case may be, which remain available for purchase, such Purchased Shares or Option Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Shares or Option Shares, as the case may be, in proportion to the percentage of Purchased Shares or Option Shares, as the case may be, which such Underwriters have agreed to purchase as set out in Section 12.1.

12.5	Nothing in this Section 12 or in Section 11 shall oblige the Company to sell to any or all of the Underwriters less than all of aggregate amount of the Purchased Shares or the Option Shares (if any).

13	Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Company prior to the Closing Time or Option Closing Time, as applicable, shall be construed as conditions and any failure by the Company to comply with any of such terms and conditions shall entitle any Underwriter to terminate its obligations hereunder to purchase the Offered Shares by written notice to that effect given to the Company prior to the Closing Time or the Option Closing Time, as applicable. It is understood and agreed that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding, any such waiver or extension must be in writing and signed by all of the Underwriters. If any Underwriter elects to terminate its obligations hereunder to purchase the Offered Shares as aforesaid, whether the reason for such termination is within or beyond the control of the Company, the liability and obligations of the Company hereunder shall be limited to the indemnity referred to in Section 9 hereof and the payment of expenses referred to in Section 10 hereof.

14	Survival

All warranties, representations, covenants and agreements of the Company herein contained or contained in any other Transaction Documents shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for the period hereinafter described, regardless of any investigation which the Underwriters may carry out or which may be carried out on behalf of the Underwriters or otherwise and notwithstanding any subsequent disposition by the Underwriters of the Offered Shares. Such warranties, representations, covenants and agreements of the Company shall survive for such maximum period of time as the Underwriters may be entitled to commence an action, or exercise a right of rescission, with respect to a misrepresentation contained in the Supplemented Prospectus, or an Amendment or either of them, pursuant to applicable Securities Laws in any of the Qualifying Jurisdictions.

15	Lock-Up Period

Other than the Offered Shares, the Company shall not for a period commencing on the date hereof and ending on the 90th day after the Closing Date (the “Lock-Up Period”), directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than (i) the Common Shares and shares issued pursuant to equity incentive plans, employee benefit plans, qualified stock option plans, dividend reinvestment plans, employee stock purchase plans, or other employee compensation plans existing or disclosed on the date hereof, (ii) pursuant to currently outstanding options, warrants or rights not issued under one of those plans or (iii) the redemption of preferred shares of the Company), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement or prospectus, including any amendments thereto, with respect to the registration or qualification of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other equity securities of the Company (other than any registration statement on Form S-8 or Form S-3D), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Co-Lead Underwriters, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule “C” hereto to furnish to the Underwriters, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit “A” hereto (the “Lock-Up Agreements”).

16	No Fiduciary Duty

The Company hereby acknowledges and agrees that in connection with this offering, sale of the Offered Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Offered Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

17	Research Analyst Independence

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18	Authority of Co-Lead Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement, but with the exception of the steps contemplated by Sections 9, 11, 12, and 13, may be taken by the Co-Lead Underwriters, acting on the Underwriters’ behalf, and this is the Company’s authority for dealing solely with, and accepting notification from, the Co-Lead Underwriters with respect to any such steps on their behalf. In any event, the Co-Lead Underwriters will consult with the other Underwriters before taking any steps on their behalf in reliance upon the authority in this Section 17.

19	Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile on a Business Day to the following addresses:

in the case of the Company:

Cott Corporation
5519 W. Idlewild Avenue
Tampa, Florida
United States 33634

Attention:	Jerry Fowden
Facsimile Number:	(813) 881-1923

with a copy to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street
Suite 3400
Toronto, Ontario M5H 2S7
Canada

Attention:	Neil Sheehy
Facsimile Number:	(416) 979-2211

and

Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103-6996
United States

Attention:	Matthew H. Meyers
Facsimile Number:	(215) 988-2757

in the case of Underwriters:

CIBC World Markets Inc.
161 Bay Street, 7th Floor
P.O. Box 500
Toronto, Ontario M5J 2S8
Canada

Attention:	Ryan Voegeli
Facsimile Number:	(416) 594-7226

Barclays Capital Canada Inc.
Bay Adelaide Centre
333 Bay Street
Suite 4910, Box 9
Toronto ON M5H 2R2

Attention:	Alan Mayne
Facsimile Number:	(917) 265-0657

with a copy to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9
Canada

Attention:	Jeffrey M. Singer
Facsimile Number:	(416) 947-0866

and

Shearman & Sterling LLP
Commerce Court West

Suite 4405, P.O. Box 247
199 Bay Street
Toronto, Ontario M5L 1E8

Attention:	Jason R. Lehner
Facsimile Number:	(416) 360-2958

The Company or the Underwriters may change its address for notice by notice given in the manner aforesaid. Any such notice or other communication shall be deemed to have been given on the day on which it was delivered or sent by facsimile if received during normal business hours; otherwise it shall be deemed to have been received by 9:00 a.m. on the next Business Day.

20	TMX Group

The Company hereby acknowledges that CIBC or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by the TMX Group, including the Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from the TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

21	Time of Essence

Time shall be of the essence of this Agreement.

22	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder.

23	Entire Agreement

This Agreement, including the schedules hereto, constitutes the entire agreement among the Underwriters and the Company relating to the subject matter of this Agreement and supersedes all prior agreements between those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement.

24	Judgment Currency

The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

25	Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this Agreement at the place indicated and returning the same to the Underwriters.

[Remainder of page left blank intentionally – signature pages follow]

CIBC WORLD MARKETS INC.

By:	/s/ Ryan Voegeli
Ryan Voegeli
Authorized Signing Officer

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Alan Mayne
Alan Mayne
Authorized Signing Officer

WELLS FARGO SECURITIES, LLC

By:	/s/ Lee Lam
Lee Lam
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:	/s/ Andrew Warkentin
Andrew Warkentin
Authorized Signing Officer

RBC DOMINION SECURITIES INC.

By:	/s/ Claire Sturgess
Claire Sturgess
Authorized Signing Officer

Accepted and agreed to as of May 27, 2015

COTT CORPORATION

By:	/s/ Jerry Fowden
Jerry Fowden
Authorized Signing Officer

By:	/s/ Jay Wells
Jay Wells
Authorized Signing Officer

Schedule “A”

Issuer Free Writing Prospectuses

See attached.

ISSUER FREE WRITING PROSPECTUS

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO. 333-204450

MAY 26, 2015

COTT CORPORATION

Bought Treasury Offering of Common Shares

TERM SHEET

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada (except Québec). A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Prospective investors should be aware that the acquisition of the Shares (as defined below) may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in the final base shelf prospectus or any applicable shelf prospectus supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

Issuer:	Cott Corporation (the “Company”).

Issue:	Treasury offering (the “Issue”) of 14,100,000 common shares (“Shares”) of the Company (16,215,000 Shares if the over-allotment option is exercised in full).

Issue Size:	US$130,425,000 (US$149,988,750 if the over-allotment option is exercised in full).

Issue Price:	US$9.25 per Share (the “Issue Price”).

Over-Allotment Option:	The Company has granted the Underwriters an over-allotment option to purchase an additional 2,115,000 Shares exercisable, in whole or in part, at any time up until 30 days following the Closing Date (representing up to 15% of the Issue) at the Issue Price.

Use of Proceeds:	The net proceeds of the Issue will be used to redeem all of the Company’s Series B Non-Convertible First Preferred Shares and a portion of the Company’s Series A Convertible First Preferred Shares.

Form of Offering:	Public offering on a “bought deal” basis. The Shares will be offered: (i) in each of the provinces of Canada (excluding Québec) pursuant to a prospectus supplement under the Company’s short form base shelf prospectus dated May 19, 2015, filed with the securities regulatory authorities in each of the provinces of Canada except Québec; (ii) in the United States pursuant to a prospectus supplement to the Company’s effective registration statement dated May 26, 2015, filed with the U.S. Securities and Exchange Commission (the “SEC”); and (iii) internationally as applicable.

Eligibility for Investment:	Eligible for RRSPs, RRIFs, DPSPs, RESPs, RDSPs and TFSAs.

Listing:	The Company’s currently issued and outstanding common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange under ticker symbols “BCB” and “COT”, respectively.

Settlement Cycle:	Delivery of the Shares will be made against payment therefor on or about June 3, 2015, which is five business days following the date of pricing of the Shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Shares who wish to trade their Shares on the date of pricing or the next succeeding business day should consult their own adviser.

Dividends:	The Company currently pays cash dividends on a quarterly basis at the discretion of the Company’s Board of Directors. The first dividend to which purchasers of the Shares under the Issue will be entitled to participate, if they continue to own the shares, will be for the quarter ending June 2015, expected to be payable on or about June 17, 2015 to shareholders of record on or about June 5, 2015.

Bookrunners:	CIBC and Barclays Capital Canada Inc.

Underwriting Fee:	4.0%.

Closing Date:	June 3, 2015.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. The Company will also be filing a prospectus supplement relating to the the offering with securities regulatory authorities in Canada. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or via SEDAR at www.sedar.com. Copies of the short form base shelf prospectus and prospectus supplement relating to this offering may be obtained, when available, from CIBC World Markets Inc., toll-free: 1-800-282-0822, email: useprospectus@us.cibc.com or from Barclays Capital Inc., toll-free: 1-888-603-5847, email: barclaysprospectus@broadridge.com.

A-1

Schedule “B”

Permitted Free Writing Prospectus

None.